Exhibit 99.1

LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the First Quarter of Fiscal Year 2013

Nashville, Tenn. – December 11, 2012 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the first quarter of fiscal year 2013 ended October 28, 2012.

	Thirteen weeks ended
(In thousands)	October 28, 2012	October 30, 2011

Net sales	$150,258	$143,773
Net loss	(10,061)	(3,284)
Adjusted EBITDA	12,061	13,297

Selected Highlights for the First Quarter 2013 Compared to the First Quarter 2012:
▪	Opened five new company-owned Logan’s Roadhouse® restaurants during the first quarter 2013.
▪	Net sales increased 4.5% to $150.3 million from $143.8 million.
▪	Comparable restaurant sales declined 2.3% as an average check increase of 2.4%, was more than offset by a customer traffic decrease of 4.5%.
▪	Net loss of $10.1 million compared to a net loss of $3.3 million.
▪	Adjusted EBITDA decreased 9.3% to $12.1 million from $13.3 million. (*)

(*) Please see reconciliation table at the end of this release.

Thomas Vogel, President, Chairman, and Chief Executive Officer of Logan’s Roadhouse, Inc., stated, “Our results in the first quarter of fiscal year 2013 were largely in line with recent periods, as negative comparable store sales de-leveraged our restaurant operating profit and resulted in lower Adjusted EBITDA contribution compared to the prior-year period.  While the economic sensitivities of our guest base are impacting our ability to rebuild traffic, we are making strategic progress to improve the differentiation and effectiveness of our advertising, and we have been successful in increasing our alcohol sales through our bar refresh program.  We are hopeful that over time, these efforts will lead to attracting new guests and encouraging more repeat visits.”

Mr. Vogel concluded, “We are executing on our operations and business initiatives and believe that we are employing the appropriate strategies to strengthen the Logan’s Roadhouse brand over the long term.  Our development plans are centered on backfilling existing markets, and we plan to open 13 restaurants this year, which will all be funded through operating cash flows and lease financing.  We are facing our near term challenges head-on and feel confident in our positioning and long term opportunities.”

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2012.  It is available at www.logansroadhouse.com under the investor relations section.

Conference Call

The Company will host a conference call on Thursday, December 13, 2012 at 10:30 a.m. ET to discuss its financial results for the first quarter of fiscal year 2013.  The conference call will be hosted by Thomas Vogel, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 888-708-5699, and the international dial-in number is 913-312-1448.  Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.  A telephone replay will be available beginning at 1:30 p.m. ET on Thursday, December 13, 2012 through 11:59 p.m. ET on Friday, December 13, 2013, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 6461228.

About Logan’s Roadhouse

Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service restaurant chain to 227 company-owned and 26 franchised Logan's Roadhouse restaurants in 23 states with approximately 15,000 employees.  The Company’s mission is to recreate the traditional American roadhouse by offering consumers value-oriented, high quality, “craveable” meals for lunch and dinner served in the hospitable tradition and distinctive atmosphere reminiscent of an American roadhouse of the 1930’s and 1940’s.  Logan’s menu features specially seasoned aged steaks, fresh ground steak burgers, fresh chicken dishes and salads, fall-off-the-bone ribs, distinctive fresh-baked yeast rolls and bottomless buckets of peanuts.  LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Thirteen weeks ended
(In thousands)	October 28, 2012	October 30, 2011
Revenues:
Net sales	$150,258	$143,773
Franchise fees and royalties	512	507
Total revenues	150,770	144,280
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	49,940	47,889
Labor and other related expenses	45,706	43,672
Occupancy costs	12,768	11,719
Other restaurant operating expenses	24,661	23,157
Depreciation and amortization	5,312	4,772
Pre-opening expenses	911	1,590
General and administrative	7,321	6,185
Total costs and expenses	146,619	138,984
Operating income	4,151	5,296
Interest expense, net	10,149	9,368
Loss before income taxes	(5,998)	(4,072)
Income tax expense (benefit)	4,063	(788)
Net loss	$(10,061)	$(3,284)

LRI HOLDINGS, INC. CONDENSDED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	October 28, 2012	July 29, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,628	$21,732
Receivables	8,970	8,288
Inventories	12,674	12,349
Prepaid expenses and other current assets	5,781	4,294
Income taxes receivable	-	3,911
Deferred income taxes	2,046	2,046
Total current assets	33,099	52,620
Property and equipment, net	240,144	239,553
Other assets	18,102	18,527
Goodwill	284,078	284,078
Tradename	71,694	71,694
Other intangible assets, net	20,834	21,354
Total assets	$667,951	$687,826
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$19,977	$21,193
Payable to RHI	260	50
Income taxes payable	3,838	-
Other current liabilities and accrued expenses	35,818	55,268
Total current liabilities	59,893	76,511
Long-term debt	361,000	355,000
Deferred income taxes	32,561	32,561
Other long-term obligations	40,506	39,702
Total liabilities	493,960	503,774
Commitments and contingencies (Note 4)	-	-
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	-	-
Additional paid-in capital	230,000	230,000
Retained deficit	(56,009)	(45,948)
Total stockholder’s equity	173,991	184,052
Total liabilities and stockholder’s equity	$667,951	$687,826

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Thirteen weeks ended
(In thousands)	October 28, 2012	October 30, 2011
Cash flows from operating activities:
Net loss	$(10,061)	$(3,284)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,312	4,772
Other amortization	521	(188)
Loss on sale/disposal of property and equipment	139	301
Amortization of deferred gain on sale and leaseback transactions	(9)	(1)
Share-based compensation expense	218	250
Deferred income taxes	-	988
Changes in operating assets and liabilities:
Receivables	(682)	(921)
Inventories	(325)	(630)
Prepaid expenses and other current assets	(1,487)	(1,240)
Other non-current assets and intangibles	(258)	(959)
Accounts payable	(1,164)	792
Payable to RHI	(8)	(4)
Income taxes payable/receivable	7,749	(1,967)
Other current liabilities and accrued expenses	(19,450)	(13,147)
Other long-term obligations	1,091	1,089
Net cash used in operating activities	(18,414)	(14,149)
Cash flows from investing activities:
Purchase of property and equipment	(7,551)	(13,493)
Proceeds from sale and leaseback transactions, net of expenses	1,861	-
Net cash used in investing activities	(5,690)	(13,493)
Cash flows from financing activities:
Borrowings on revolving credit facility	6,000	12,100
Net cash provided by financing activities	6,000	12,100
Decrease in cash and cash equivalents	(18,104)	(15,542)
Cash and cash equivalents, beginning of period	21,732	19,103
Cash and cash equivalents, end of period	$3,628	$3,561

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements.  These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology.  These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available.  These statements are not statements of historical fact.  Examples of forward-looking statements in this press release include our targets for future new unit growth and the expectation that our new restaurants will be funded through operating cash flows and lease financing.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Please refer to our Annual Report on Form 10-K for the fiscal year ended July 29, 2012, and subsequent periodic reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Non-GAAP Financial Measures

This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR.  The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance.  However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

The following table sets forth a reconciliation of net loss, the most directly comparable GAAP financial measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Thirteen weeks ended
(In thousands)	October 28, 2012	October 30, 2011
Net loss	$(10,061)	$(3,284)
Interest expense, net	10,149	9,368
Income tax expense (benefit)	4,063	(788)
Depreciation and amortization	5,312	4,772
EBITDA	9,463	10,068
Adjustments
Sponsor management fees(a)	250	250
Non-cash asset write-offs:
Loss on disposal of property and equipment(b)	138	295
Restructuring costs(c)	167	-
Pre-opening expenses (excluding rent)(d)	755	1,298
Losses on sales of property(e)	1	6
Non-cash rent adjustment(f)	965	1,120
Costs related to the Transactions(g)	20	(3)
Non-cash stock-based compensation(h)	218	250
Other adjustments(i)	84	13
Adjusted EBITDA	12,061	13,297
Cash rent expense(j)	9,715	8,831
Adjusted EBITDAR	$21,776	$22,128

(a)	Sponsor management fees consist of fees paid to certain affiliates of Kelso & Company, L.P. (the “Kelso Affiliates”) under an advisory agreement.
(b)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.
(c)	Restructuring costs include severance and other related charges.
(d)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.
(e)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.
(f)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(g)	Costs related to the Transactions include legal, professional, and other fees incurred in connection with our acquisition by the Kelso Affiliates (the “Transactions”).
(h)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by RHI.
(i)
Other adjustments include ongoing expenses of closed restaurants, as well as non-recurring professional fees, inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.

(j)	Cash rent expense represents actual cash payments required under our leases.